For Immediate Release

Contact:	Alex Lombardo or Nikki Sacks Investors (608) 661-4791	Liz Brady Media (646) 277-1226

Great Wolf Resorts Announces Acquisition of Controlling Interest in Creative Kingdoms

MADISON, Wis., June 15, 2010—Great Wolf Resorts, Inc. ® (NASDAQ: WOLF), North America’s largest family of indoor waterpark resorts, announced that it has acquired a majority stake in Creative Kingdoms, LLC, a developer of experiential gaming products including MagiQuest®, a high-tech, interactive, fantasy entertainment game available at nine Great Wolf Lodge® resorts.

The Company has acquired a 62.4% preferred equity interest in Creative Kingdoms in exchange for all of the $8.7 million principal balance, plus accrued interest, of convertible indebtedness owed by Creative Kingdoms to Great Wolf Resorts. The transaction closed on June 7, 2010.

“We are very excited to begin the next phase of our relationship with Creative Kingdoms,” said Kim Schaefer, Great Wolf Resorts Chief Executive Officer.  “Since installing our first MagiQuest game at a Great Wolf resort in 2006, this high-tech, interactive live-action adventure game has become a key attraction for our guests. This acquisition allows us to protect an important proprietary amenity and revenue stream. Additionally, combining Creative Kingdom’s remarkable record of imagination and innovation, and its extensive patent portfolio, with our sales and marketing platform should create opportunities to further grow the unique products and expand the MagiQuest platform in the next several years, providing us with an attractive potential return on our investment.”

“By strengthening our partnership with Great Wolf Resorts, we are well positioned to continue our strategic growth while bringing new products to market,” said Denise Weston, President and Chief Imagination Officer at Creative Kingdoms. “We are already experiencing the benefits of this alliance and look forward to ongoing expansion.”

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by the Private Securities Litigation Act of 1995. All statements, other than statements of historical facts, including, among others, statements regarding the Company’s future financial position, business strategy, projected levels of growth, projected costs and projected performance and financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Great Wolf Resorts, Inc. and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “might,” “will,” “could,” “plan,” “objective,” “predict,” “project,” “potential,” “continue,” “ongoing,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict. Such factors include, but are not limited to, competition in the Company’s markets, changes in family vacation patterns and consumer spending habits, regional or national economic downturns, the Company’s ability to attract a significant number of guests from its target markets, economic conditions in its target markets, the impact of fuel costs and other operating costs, the Company’s ability to develop new resorts in desirable markets or further develop existing resorts on a timely and cost efficient basis, the Company’s ability to manage growth, including the expansion of the Company’s infrastructure and systems necessary to support growth, the Company’s ability to manage cash and obtain additional cash required for growth, the general tightening in the U.S. lending markets, potential accidents or injuries at its resorts, decreases in travel due to pandemic or other widespread illness, its ability to achieve or sustain profitability, downturns in its industry segment and extreme weather conditions, increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the Company’s insurance coverage, the Company’s ability to protect its intellectual property, trade secrets and the value of its brands, current and possible future legal restrictions and requirements. A further description of these risks, uncertainties and other matters can be found in the Company’s annual report and other reports filed from time to time with the Securities and Exchange Commission, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. Great Wolf Resorts cautions that the foregoing list of important factors is not complete and assumes no obligation to update any forward-looking statement that it may make.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

About Great Wolf Resorts, Inc.

Great Wolf Resorts, Inc.® (NASDAQ: WOLF), Madison, Wis., is North America’s largest family of indoor waterpark resorts, and, through its subsidiaries and affiliates, owns, licenses and/or operates its family resorts under the Great Wolf Lodge® and Blue Harbor Resort™ brands. Great Wolf Resorts is a fully integrated resort company with Great Wolf Lodge locations in: Wisconsin Dells, Wis.; Sandusky, Ohio; Traverse City, Mich.; Kansas City, Kan.; Williamsburg, Va.; the Pocono Mountains, Pa.; Niagara Falls, Ontario; Mason, Ohio; Grapevine, Texas; Grand Mound, Wash.; and Concord, N.C.; and Blue Harbor Resort & Conference Center in Sheboygan, Wis. Through Great Wolf Resorts’ environmental sustainability program, Project Green Wolf™, the Company is the first and only national hotel chain to have all US properties Green Seal™ Certified – Silver.

The company’s resorts are family-oriented destination facilities that generally feature 300 – 600 rooms and a large indoor entertainment area measuring 40,000 – 100,000 square feet. The all-suite properties offer a variety of room styles, arcade/game rooms, fitness rooms, themed restaurants, spas, supervised children’s activities and other amenities. Additional information may be found on the company’s Web site at www.greatwolf.com.